Exhibit 32

Certification Of Periodic Financial Report

(Section 906 Certification)

Thomas E. Vessey and Beth Sanders hereby certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of 1st Centennial Bancorp.

2. The Form 10-KSB of 1st Centennial Bancorp for the Year ended December 31, 2004 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of 1st Centennial Bancorp.

Date: March 23, 2005	/s/ Thomas E. Vessey
Thomas E. Vessey, Chief Executive Officer

Date: March 23, 2005	/s/ Beth Sanders
Beth Sanders, Chief Financial Officer